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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Erie Indemnity Company


We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-3 of our report dated February 7, 2002, which appears on page 31 of the annual report on Form 10-K of Erie Indemnity Company and subsidiaries for the year ended December 31, 2001, and to our report dated February 7, 2002 which appears on page F-2 of this Registration Statement and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Malin, Bergquist & Company, LLP




Erie, Pennsylvania
January 14, 2003